ANNUAL MEETING OF STOCKHOLDERS OF

OPNEXT, INC.

January , 2009

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230000000000001000 9 090507

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ISSUANCE OF 26,545,455 SHARES OF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, A VOTE "FOR" EACH NOMINEE NAMED BELOW, A VOTE "FOR" THE APPROVAL OF THE OPNEXT, INC. SECOND AMENDED AND RESTATED 2001 LONG-TERM STOCK INCENTIVE PLAN, A VOTE "FOR" THE STOCK OPTION AWARD TO OPNEXT'S CHIEF EXECUTIVE OFFICER, AND A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2. To elect Mr. Philip Otto for a three-year term of office expiring at the 2011 annual meeting of stockholders in accordance with the Merger Agreement, elect Mr. Charles Abbe for a two-year term of office expiring at the 2010 annual meeting of stockholders in accordance with the Merger Agreement and re-elect Dr. David Lee and Dr. Naoya Takahashi for a three-year term of office expiring at the 2011 annual meeting of stockholders;

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Mr. Philip Otto
- ○ Mr. Charles Abbe
- ○ Dr. David Lee
- ○ Dr. Naoya Takahashi

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
1. To approve the issuance of 26,545,455 shares of Opnext common stock pursuant to the Merger Agreement:	☐	☐	☐
3. To approve the Opnext, Inc. Second Amended and Restated 2001 Long-Term Stock Incentive Plan:	☐	☐	☐
4. To approve the stock option award to Opnext's Chief Executive Officer:	☐	☐	☐
5. To ratify the selection of Ernst & Young LLP as Opnext's independent registered public accounting firm for the fiscal year ending March 31, 2009:	☐	☐	☐

If you received a legal proxy from your bank, broker or other nominee, please hand that in together with your ballot. If you have voted by proxy, you need not vote again unless you wish to change your vote.

If the meeting must be adjourned before the polls are closed and you are instructed to do so, please mail your ballot to the Company as follows: Opnext, Inc., Attention: Corporate Secretary, 1 Christopher Way, Eatontown, New Jersey 07724.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

PLACE "X HERE IF YOU PLAN TO ATTEND AND VOTE YOUR SHARES AT THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OPNEXT, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE MEMBERS OF THE BOARD OF DIRECTORS The undersigned hereby appoints Justin J. O’Neill and Tammy L. Wedemeyer as proxies, each with full power of substitution, to represent and vote as designated on the reverse side all the shares of Common Stock of Opnext, Inc. held of record by the undersigned on December ___, 2008, at the Annual Meeting of Stockholders to be held at 10:00 A.M. PST on January _, 2009, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF OPNEXT, INC. January ___, 2009 PROXY VOTING INSTRUCTIONS MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible. — OR — COMPANY NUMBER TELEPHONE — Call toll free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card ACCOUNT NUMBER available when you call. — OR — IN PERSON — You may vote your shares in person by attending the Annual Meeting. You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date. —— Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. —— 20230000000000001000 9 090507 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ISSUANCE OF 26,545,455 SHARES OF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, A VOTE “FOR” EACH NOMINEE NAMED BELOW, A VOTE “FOR” THE APPROVAL OF THE OPNEXT, INC. SECOND AMENDED AND RESTATED 2001 LONG-TERM STOCK INCENTIVE PLAN, A VOTE “FOR” THE STOCK OPTION AWARD TO OPNEXT’S CHIEF EXECUTIVE OFFICER, AND A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x] 2. To elect Mr. Philip Otto for a three-year term of office expiring at the FOR AGAINST ABSTAIN 2011 annual meeting of stockholders in accordance with the Merger 1. To approve the issuance of 26,545,455 shares of Opnext common stock pursuant Agreement, elect Mr. Charles Abbe for a two-year term of office to the Merger Agreement: expiring at the 2010 annual meeting of stockholders in accordance 3. To approve the Opnext, Inc. Second Amended and Restated 2001 Long-Term with the Merger Agreement and reelect Dr. David Lee and Dr. Naoya Stock Incentive Plan: Takahashi for a three-year term of office expiring at the 2011 annual 4. To approve the stock option award to Opnext’s Chief Executive Officer: meeting of stockholders; NOMINEES: 5. To ratify the selection of Ernst & Young LLP as Opnext’s independent registered public accounting firm for the fiscal year ending March 31, 2009 FOR ALL NOMINEES O Mr. Philip Otto O Mr. Charles Abbe If you received a legal proxy from your bank, broker or other nominee, please hand that in together WITHHOLD AUTHORITY O Dr. David Lee with your ballot. If you have voted by proxy, you need not vote again unless you wish to change your FOR ALL NOMINEES vote. O Dr. Naoya Takahashi If the meeting must be adjourned before the polls are closed and you are instructed to do so, please mail your FOR ALL EXCEPT ballot to the Company as follows: Opnext, Inc., Attention: Corporate Secretary, 1 Christopher Way, (See instructions below) Eatontown, New Jersey 07724. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and PLACE “X HERE IF YOU PLAN TO ATTEND indicate your new address in the address space above. Please note that AND VOTE YOUR SHARES AT THE MEETING. changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partne rship, please sign in partnership name by authorized person.